Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 29, 2026, relating to the consolidated financial statements of WISeSat.Space Corp (the Company), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Zurich, Switzerland, July 10, 2026

BDO AG

/s/ Nigel Le Masurier	/s/ Marc Furlato
Nigel Le Masurier	Marc Furlato